Exhibit 99.1

BioTime Reports Third Quarter Results and Recent Corporate Accomplishments

  Over $40M in recent funding
  Renevia advancing toward anticipated regulatory approval in Europe
  OpRegen advancing in clinical trials
  AgeX distribution expected to be completed by early second quarter 2018

ALAMEDA, Calif.--(BUSINESS WIRE)--November 9, 2017--BioTime, Inc. (NYSE American: BTX), a late stage clinical biotechnology company developing and commercializing products addressing degenerative diseases, today reported financial results for the third quarter ended September 30, 2017.

“BioTime achieved several significant milestones during the third quarter, both in its clinical programs and in the execution of its corporate strategy,” said Adi Mohanty, Co-Chief Executive Officer. “With the additional positive long-term data from our EU Renevia trial, and the expansion of the OpRegen trial into the U.S., physicians and patients that may benefit from these products are one step closer to approved therapies.”

“BioTime successfully secured over $40 million in funding including a public equity offering, which will enable the advancement of our clinical programs into the middle of 2019,” continued Mr. Mohanty.

Corporate Highlights

  AgeX completed a $10 million financing, which is expected to fund its operations well into 2019.
  BioTime Board of Directors approved a distribution of some or all of the shares of AgeX Therapeutics, Inc. owned by BioTime to BioTime’s shareholders. The Board also authorized management to work with investment banks and other financial institutions to finalize and implement the strategy for taking AgeX public, which may include a tax-free distribution.
  BioTime successfully completed a public equity offering raising net proceeds of approximately $26.7 million. The raise was completed on attractive terms and included both new and existing investors.
  BioTime was awarded two grants, one from the Israel Innovation Authority and one from the National Institutes of Health, totaling approximately $3.6 million.

Clinical Progress

Renevia®

  BioTime announced positive secondary and additional positive long-term data from the Renevia® pivotal trial. Treated patients retained an average 70% of the transplanted volume at 12 months and 64% at 18 months. The results thus far are encouraging and the long-term performance exceeded management expectations. All Renevia® transplants were shown to be well tolerated and there were no device-related serious adverse events noted during this trial.
  BioTime announced that an investigator-led clinical trial successfully treated its first patient in a study of Premvia™, in combination with stromal vascular fraction cells, for the treatment of volume loss in the face, as was done in the Renevia® pivotal trial. This clinical trial is studying Premvia™ in a cosmetic application. Premvia™ has 510(k) clearance in the U.S. for wound management. BioTime expects to file for CE Mark in Europe under the name Renevia® for the treatment of facial lipoatrophy in HIV patients early next year.

OpRegen® (dry-AMD)

  Awarded a $2 million grant from the Israel Innovation Authority (IIA) for further development of OpRegen® for Dry age-related macular degeneration. To date the IIA has provided grants totaling approximately $12 million.
  Successful defense of two key patents providing protection to OpRegen®. The patents were upheld during an opposition proceeding in March. In September, we announced the successful conclusion of the appeals. The two European patents (EP2554661 and EP2147094), cover the proprietary directed differentiation methods to produce pluripotent stem cell-derived cell replacement therapies being developed to treat retinal degenerative diseases, such as age-related macular degeneration.

Vision Restoration Program

  Awarded a grant of up to $1.6 million from the Small Business Innovation Research program of the National Institutes of Health. The grant provides funding to further develop BioTime’s innovative, next generation vision restoration program for more advanced retinal diseases and injuries, which severely impact the quality of life for millions of people with no treatment option. This initiative aims at improving vision in people affected by blindness, whether caused by retinal injuries, age-related macular degeneration, retinitis pigmentosa or other causes.

AST-OPC1 (oligodendrocyte progenitor cells)

  Asterias Biotherapeutics announced new 12-month data from the first efficacy cohort in the company’s ongoing Phase 1/2a SCiStar study designated to evaluate safety and efficacy of AST-OPC1 in spinal cord injury. The 12-month data showed 67% of Cohort 2 subjects have recovered 2 or more motor levels on at least one side through 12 months, which is more than double the rates of recovery seen in both matched historical controls and published data in a similar population. Also, the FDA granted the company’s request for AST-OPC1 to be designated a Regenerative Medicine Advanced Therapy under the 21st Century Cures Act.

AST-VAC2 (patient specific cancer vaccine)

  Asterias Biotherapeutics announced that the Medicines and Healthcare Products Regulatory Agency and the NHS Research Ethics Committee have provided the necessary approvals to initiate the first-in-human clinical trial of AST-VAC2 in the United Kingdom. The trial, which is being sponsored and managed by Cancer Research UK, will examine the safety, tolerability, immunogenicity and activity of AST-VAC2 in non-small cell lung cancer patients and is expected to be initiated later this year.

Liquid Biopsy (lung cancer confirmatory blood test)

  OncoCyte received Clinical Laboratory Improvements Amendments (CLIA) certification of registration from the Centers for Medicare and Medicaid Services. In addition, OncoCyte’s laboratory has passed inspection by the California Department of Public Health and is now fully licensed and operational. Clinical validation study initiated.
  OncoCyte announced positive results from the Analytical Validation Study of its liquid biopsy lung cancer diagnostic test, DetermaVU™.

Simplification and Unlocking Value

New Subsidiary AgeX Therapeutics, Inc.

  BioTime Board of Directors approved a distribution of some or all of the shares of AgeX Therapeutics, Inc. owned by BioTime to BioTime’s shareholders. The Board also authorized management to work with investment banks and other financial institutions to finalize and implement the strategy for taking AgeX public, which may include a tax-free distribution.

Third Quarter Financial Results

Cash Position and Marketable Securities: Cash, cash equivalents and available for sale securities totaled $18.2 million as of September 30, 2017, compared to $15.8 million as of June 30, 2017. On October 17, 2017, we completed a public offering of our common stock in which we issued 11,057,693 shares of our common stock for aggregate net cash proceeds of $26.7 million, after deducting commissions, discounts and estimated offering expenses.

Value of Holdings in Public Affiliates: At September 30, 2017, BioTime held common stock in publicly-traded affiliates valued at $184.7 million. This amount was the market value of BioTime’s 21.7 million shares in Asterias Biotherapeutics (NYSE American: AST) and 14.7 million shares in OncoCyte (NYSE American: OCX).

Revenues: BioTime’s revenue is generated primarily from research grants, licensing fees and royalties, and subscription and advertising from the marketing of online database products. Total revenue was $1.7 million for the third quarter of 2017, compared to $1.5 million in the third quarter of 2016.

Operating Expenses: Operating expenses for the third quarter of 2017 were $11.1 million. On an adjusted basis, operating expenses were $8.6 million, of which $6.5 million was mainly attributable to our clinical programs, while $2.1 million in expenses were related to AgeX.

Our operating expenses for the nine months ended September 30, 2017 were $33.4 million. Adjusted operating expenses were $26.8 million for this period, including $18.3 million spent on our clinical and early stage programs.

The reconciliation between GAAP and non-GAAP operating expenses by entity, is provided in the financial tables included with this earnings release.

R&D Expenses: Research and development expenses were $6.6 million for the third quarter of 2017, compared to $6.4 million for the comparable period in 2016, a decrease of $0.2 million.

G&A Expenses: General and administrative expenses were $4.6 million for the third quarter of 2017 compared to $4.6 million for the comparable period in 2016.

Net Income or loss attributable to BioTime: Net income attributable to BioTime was $14.3 million, or $0.12 per basic and diluted common share for the three months ended September 30, 2017, compared to net income of $31.2 million, or $0.30 per basic and diluted common share for the three months ended September 30, 2016. For the nine months ended September 30, 2017, net income attributable to BioTime was $52.0 million, or $0.47 per diluted common share, compared to $38.6 million, or $0.39 per share for the nine months ended September 30, 2016. Results in each period were primarily driven by noncash deconsolidation gains and noncash gains and losses in the changes in share prices of our public affiliate investments in Asterias and OncoCyte common stock.

Conference Call and Webcast Details

BioTime is hosting a conference call and webcast today, Thursday, November 9, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss the results and recent corporate developments. The conference call dial-in number in the U.S./Canada is 1-877-407-0784. For international participants outside the U.S./Canada, the dial-in number is 1-201-689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://investor.biotimeinc.com/phoenix.zhtml?c=83805&p=irol-calendar.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-844-512-2921; international callers dial 1-412-317-6671. Use the Conference ID 13671848. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://investor.biotimeinc.com/phoenix.zhtml?c=83805&p=irol-calendar.

About Renevia®

Renevia® is an investigational medical device that is being developed as an alternative for whole adipose tissue transfer (fat grafting) procedures. Renevia’s® hydrogel polymer network provides the requisite amino acid sequences for adipose stromal vascular cell attachment and may support proliferation, localization and adipogenic differentiation. Renevia® is part of the Hystem® hydrogel family of proprietary injectable matrices, which are designed to facilitate the survival and growth of transplanted cells.

About OpRegen®

OpRegen®, which is being studied for the treatment of the dry form of AMD, consists of a suspension of Retinal Pigment Epithelial (RPE) cells that are delivered subretinally during a simple intraocular injection. RPE cells are essential components of the back lining of the retina, and function to help nourish the retina including photoreceptors. A proprietary process that drives the differentiation of human pluripotent stem cells is used to generate high purity OpRegen® RPE cells. OpRegen® RPE cells are also “xeno-free," meaning that no animal products are used at any point in the derivation and production process. The avoidance of the use of animal products eliminates some potential safety concerns. Preclinical studies in rats have shown that following a single subretinal injection of OpRegen®, the cells can rapidly organize into its natural monolayer structure in the subretinal space and survive throughout the lifetime of the animal. OpRegen® is designed to be an “off-the-shelf” allogeneic (non-patient specific) product. Unlike treatments that require multiple, frequent injections into the eye, it is expected that OpRegen® would be administered in a single procedure. OpRegen® was granted Fast Track designation from the FDA, which allows more frequent interactions with the agency, and eligibility for accelerated approval and priority review. OpRegen® is a registered trademark of Cell Cure Neurosciences Ltd., a majority-owned subsidiary of BioTime, Inc.

About Premvia™

Approved Uses

Premvia™ is indicated for the management of wounds including: partial-thickness, full-thickness, tunneling wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, donor skin graft sites, post-Moh’s surgery, post-laser surgery, podiatric wounds, wound dehiscence, abrasions, lacerations, second degree burns, skin tears, and draining wounds.

Contraindications

  Premvia is contraindicated for patients with severe allergies, indicated by a history of anaphylaxis or presence of multiple severe allergies.
  Premvia is specifically contraindicated for patients with known allergies to products containing either hyaluronan or collagen derivatives.
  Premvia is not indicated for use in third degree burns.

Important Safety Information

  Complications that may arise from wound management products may include: infection, chronic inflammation, allergic reaction, excessive redness, pain, or swelling. If any of these complications are present, product should be removed from the wound area.
  Federal law restricts this device to sale by or on the order of a physician or practitioner.
  Only the vial contents are sterile – outside of vials are not sterile.
  Do not add additional components or additives to Premvia™.

About BioTime

BioTime is a late stage clinical biotechnology company focused on developing and commercializing products addressing degenerative diseases. The Company’s current clinical programs are targeting three primary sectors, aesthetics, ophthalmology and cell and drug delivery. Its clinical programs are based on two platform technologies: pluripotent cells, which can become any type of cell in the human body, and cell/drug delivery. Renevia®, a cell delivery product, met its primary endpoint in an EU pivotal clinical trial for the treatment of facial lipoatrophy in HIV patients earlier this year. Submission for approval of Renevia® in the EU is expected to be early 2018, with possible approval and commercial launch in 2018. There were no device related serious adverse events reported. OpRegen®, a retinal pigment epithelium transplant therapy, is in a Phase I/IIa multicenter trial for the treatment of dry age-related macular degeneration, the leading cause of blindness in developing countries. There were no related serious adverse events reported. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. (NYSE American: AST) and OncoCyte Corporation (NYSE American: OCX), and a private company, AgeX Therapeutics, Inc.

BioTime common stock is traded on the NYSE American and TASE under the symbol BTX. For more information, please visit www.biotime.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

To receive ongoing BioTime corporate communications, please click on the following link to join the Company’s email alert list: http://news.biotime.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to product technology, clinical development, regulatory approval timelines, the success of potential cosmetic applications and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	September 30,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,662	$22,088
Available for sale securities	1,511	627
Grants and other accounts receivable	1,420	646
Receivable from affiliates, net	2,278	511
Prepaid expenses and other current assets	1,354	1,777
Total current assets	23,225	25,649

Property, plant and equipment, net	5,423	5,529
Deposits and other long-term assets	1,005	1,149
Equity method investment in OncoCyte, at fair value	110,790	-
Equity method investment in Asterias, at fair value	73,942	100,039
Intangible assets, net	7,482	10,206
TOTAL ASSETS	$221,867	$142,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,360	$7,144
Capital lease liability, current portion	-	202
Promissory notes, current portion	126	99
Related party convertible debt, net of discount	13	833
Deferred revenues, current portion	513	572
Total current liabilities	6,012	8,850

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	77	308
Deferred rent liabilities, net of current portion	91	50
Lease liability	1,257	1,386
Capital lease liability, net of current and other liabilities	-	310
Related party convertible debt, net of discount	-	1,032
Promissory notes, net of current portion	44	120
Deferred tax liability	4,845	-
Other long-term liabilities	554	8
TOTAL LIABILITIES	12,880	12,064

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of September 30, 2017 and December 31, 2016	-	-
Common shares, no par value, 150,000 shares authorized; 115,804 shares issued and outstanding as of September 30, 2017, and 103,396 shares issued and 102,776 shares outstanding as of December 31, 2016	342,508	317,878
Accumulated other comprehensive income (loss)	141	(738)
Accumulated deficit	(144,363)	(196,321)
Treasury stock at cost: no shares as of September 30, 2017; 620 shares as of December 31, 2016	-	(2,891)
BioTime, Inc. shareholders’ equity	198,286	117,928
Noncontrolling interest	10,701	12,580
Total shareholders’ equity	208,987	130,508
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$221,867	$142,572

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Grant income	$1,225	$1,109	$1,236	$3,346
Royalties from product sales and license fees	86	177	277	463
Subscription and advertisement revenues	376	69	940	700
Sale of research products	1	144	6	331
Total revenues	1,688	1,499	2,459	4,840

Cost of sales	(52)	(58)	(114)	(378)

Gross Profit	1,636	1,441	2,345	4,462

OPERATING EXPENSES:
Research and development	(6,562)	(6,422)	(19,327)	(29,093)
General and administrative	(4,587)	(4,574)	(14,111)	(23,083)
Total operating expenses	(11,149)	(10,996)	(33,438)	(52,176)
Gain on sale of assets	-	-	1,754	-
Loss from operations	(9,513)	(9,555)	(29,339)	(47,714)
OTHER INCOME/(EXPENSES):
Interest expense, net	(10)	(167)	(729)	(513)
Gain on equity method investment in OncoCyte at fair value	34,485	-	39,620	-
Gain (loss) on equity method investment in Asterias at fair value	(3,262)	40,015	(26,097)	26,532
Gain on deconsolidation of OncoCyte	-	-	71,697	-
Gain on deconsolidation of Asterias	-	-	-	49,048
Loss on extinguishment of related party convertible debt	(2,799)	-	(2,799)	-
BioTime's share of losses in equity method investment in Ascendance Biotechnology, Inc.	-	(855)	-	(1,189)
Other income (expenses), net	(143)	(173)	1,202	197
Total other income, net	28,271	38,820	82,894	74,075
INCOME BEFORE INCOME TAXES	18,758	29,265	53,555	26,361

Deferred income tax expense	(4,772)	-	(4,772)	-

NET INCOME	13,986	29,265	48,783	26,361

Net loss attributable to noncontrolling interests	335	1,934	3,175	12,286

NET INCOME ATTRIBUTABLE TO BIOTIME, INC.	$14,321	$31,199	$51,958	$38,647

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO BIOTIME, INC.:
BASIC	$0.12	$0.30	$0.47	$0.40
DILUTED	$0.12	$0.30	$0.47	$0.39

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	115,288	102,711	110,989	95,484
DILUTED	115,298	103,613	111,124	99,073

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to BioTime, Inc.	$51,958	$38,647
Net loss allocable to noncontrolling interests	(3,175)	(12,286)
Adjustments to reconcile net income attributable to BioTime, Inc. to net cash used in operating activities:
Gain on deconsolidation of Asterias	-	(49,048)
Gain on deconsolidation of OncoCyte	(71,697)	-
Unrealized (gain) loss on equity method investment in Asterias at fair value	26,097	(26,532)
Unrealized gain on equity method investment in OncoCyte at fair value	(39,620)	-
Deferred income tax expense	4,772	-
Depreciation expense, including amortization of leasehold improvements	670	996
Amortization of intangible assets	1,766	2,935
Amortization of deferred license fees	(166)	1,191
Stock-based compensation	2,903	6,303
Subsidiary shareholder expense for subsidiary warrants	531	3,125
Amortization of discount on related party convertible debt	640	264
BioTime's share of losses in equity method investment in Ascendance	-	1,189
Foreign currency remeasurement (gain) or loss and other	(1,511)	802
Gain on sale of assets	(1,754)	-
Loss on extinguishment of related party convertible debt	2,799	-

Changes in operating assets and liabilities:
Accounts and grants receivable, net	(905)	(955)
Deferred revenue and other liabilities	(279)	509
Receivables from affiliates, net of payables	760	-
Prepaid expenses and other current assets	93	(1,013)
Accounts payable and accrued liabilities	1,276	399

Net cash used in operating activities	(24,842)	(33,474)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deconsolidation of cash and cash equivalents of OncoCyte	(8,898)	-
Deconsolidation of cash and cash equivalents of Asterias	-	(8,376)
Purchase of equipment and other assets	(930)	(1,860)
Payments on construction in progress	-	(278)
Proceeds from sale of assets and other	186	34
Cash used in investing activities	(9,642)	(10,480)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	20,125	20,125
Fees paid on sale of common shares	(1,623)	(1,515)
Proceeds from sale of common shares of subsidiary	9,968	-
Proceeds from exercises of stock options	29	2,015
Reimbursement from landlord on construction in progress	198	451
Shares retired to pay for employees’ taxes	(38)	-
Repayment of capital lease obligation	(31)	(104)
Proceeds from sale of common shares and warrants of subsidiary	-	10,721
Fees paid on sale of common shares and warrants of subsidiary	-	(904)
Proceeds from issuance of related party convertible debt	384	1,150
Net cash provided by financing activities	29,012	31,939

Effect of exchange rate changes on cash and cash equivalents	46	237

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,426)	(11,778)
CASH AND CASH EQUIVALENTS:
At beginning of the period	22,088	42,229
At end of the period	$16,662	$30,451

Non-GAAP Financial Measures

This earnings release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and includes operating expenses, by entity, prepared in accordance with GAAP. This earnings release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, BioTime has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based and other compensation and depreciation and amortization expense, and (b) non-GAAP operating expenses, by entity, to exclude those same noncash charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, BioTime believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding BioTime’s ongoing operating expenses and its programs within various entities, including BioTime’s programs in clinical development.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage BioTime’s business and to evaluate its performance and its programs in clinical development.

BIOTIME, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ADJUSTED OPERATING EXPENSES

	Amounts In Thousands
	For the Three Months Ended September 30, 2017 (unaudited)	For the Nine Months Ended September 30, 2017 (unaudited)
GAAP Operating Expenses - as reported	$11,149	$33,438
Stock-based and other noncash compensation expense (1)	(1,711)	(4,179)
Depreciation and amortization expense (1)	(831)	(2,436)
Non-GAAP Operating Expenses, as adjusted	$8,607	$26,823

GAAP Operating Expenses - by entity
BioTime and subsidiaries other than AgeX Therapeutics, Inc.	$8,875	$24,022
AgeX Therapeutics Inc. and subsidiaries	2,264	6,693
LifeMap Solutions, Inc.	10	1,335
OncoCyte results for the period from January 1 through February 16, 2017	-	1,388
GAAP Operating Expenses - by entity	$11,149	$33,438

Non-GAAP Operating Expenses - as adjusted, by entity
BioTime and subsidiaries other than AgeX Therapeutics, Inc. (2)	$6,459	$18,275
AgeX Therapeutics Inc. and subsidiaries (3)	2,138	6,237
LifeMap Solutions (4)	10	1,126
OncoCyte results for the period from January 1 through February 16, 2017 (5)	-	1,185
Non-GAAP Operating Expenses - as adjusted, by entity	$8,607	$26,823
(1)	Noncash charges
(2)	BioTime, Inc. includes Cell Cure Neurosciences Ltd., ES Cell International Pte. Ltd. and OrthoCyte Corporation. The GAAP and non-GAAP operating expenses do not include $1.4 million in grants receivable as of September 30, 2017 as grants are revenues for the Company.
(3)	AgeX Therapeutics, Inc. includes LifeMap Sciences Inc., LifeMap Sciences Ltd., and ReCyte Therapeutics, Inc. and certain R&D departments related to AgeX projects that were transferred from BioTime to AgeX effective July 1, 2017
(4)	Entities whose operating expenses will not recur in the future
(5)	OncoCyte’s results for the period from January 1 through February 16, 2017, the date immediately before the OncoCyte Deconsolidation included in BioTime’s consolidated results, which are not going to recur

CONTACT:
Investor Contact:
BioTime, Inc.
David Nakasone, 510-871-4188
dnakasone@biotimeinc.com
or
Media Contact:
JQA Partners, Inc.
Jules Abraham, 917-885-7378
jabraham@jqapartners.com